                                             LOAN NO. C-1483
                              Prepared by Daniel B. Green, Esq.

                 OPEN END FEE AND LEASEHOLD
                         MORTGAGE
              THIS MORTGAGE SECURES FUTURE ADVANCES

This indenture, made the 18th day of September Nineteen Ninety Seven (1997) Between MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP(hereinafter called the Mortgagor/s) of the one part, and FIRSTRUST SAVINGS BANK, a Pennsylvania Mutual Savings Bank Chartered under the Pennsylvania Banking Code of 1965, (hereinafter called the Mortgagee) of the other part:

     Whereas, the said Mortgagor/s in and by a certain obligation or writing obligatory under his/her/its/their hand/s and seal/s duly executed, bearing even date herewith, stand/s held and firmly bound unto the said Mortgagee in the sum of up to ELEVEN MILLION AND 00/100 DOLLARS ($11,000,000.00) legal tender of the United States of America, conditioned for the payment to the above-named Mortgagee, at its office in the City of Philadelphia, its certain Attorney, Successors or Assigns, of the just sum of FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 ($5,500,000.00) legal tender aforesaid, with interest and premium thereon at the rate specified in aforesaid obligation in monthly installments of not less than SEE RIDER, the first installment to be paid on the first day of the first month from the date thereof, and the remaining installments monthly thereafter on the first day of each month until the loan, additional future advances, interest and other charges herein covenanted to be paid are paid in full. SEE RIDER FOR PREPAYMENT PRIVILEGE.

     And also conditioned for the payment unto the Mortgagee, in addition to, and concurrently with, such monthly installments of principal, interest and premium of the following sums:

     Mortgagor will pay monthly installments of taxes as provided in the Commitment between Mortgagor and Mortgagee.

     All monthly installments of principal, interest and premium, and all payments mentioned in the preceding paragraph shall be added together and the aggregate amount thereof shall be paid by the Mortgagor/s each month in a single payment to be allocated by the Mortgagee to the following items in the order set forth:

     (1) Interest and premium on the said debt, which if not paid during the current month shall be added to the balance of the principal debt.
    (11) Amortization of the principal of the debt represented by said obligation.
   (111) Taxes, water and sewer rents, fire and other hazard and life insurance premiums. Interest will not be earned on money held in escrow.

     Any deficiency in the amount of any such aggregate monthly payment shall constitute an event of default thereunder and under this mortgage.

     In the event that any payment shall become overdue for a period of ten days, the Mortgagor/s agree/s to pay an additional charge to defray the expenses incident to the handling of delinquent accounts, equivalent to an additional one-tenth of seven cent (.007) per month, or any fraction thereof, on the unpaid outstanding balance of the loan, for the period of the delinquency, said additional charge, however, not to exceed seven per cent (.07) per month of the monthly payment, and to be added to the principal debt.

     It Is Agreed That the Mortgagee may pay said Taxes, water and sewer rents, insurance premiums, claims, liens, or charges, on behalf of the Mortgagor/s, whether previously paid by Mortgagor/s to Mortgagee or not, and Mortgagee may cause any repairs it deems necessary to be made to said premises and pay for same, and it may make future advances for any reason to Mortgagor/s or their heirs, executors, administrators, successors: or grantee/s, at the request of the owner/s of said premises at the time of the said advances, provided however that at no time may the total balance due by the Mortgagor/s hereunder whether the same represents, in whole or in part, the initial advance or any future advance or advances exceed the sum of ELEVEN MILLION AND 00/100 Dollars ($11,000,000.00): and, to the extent permitted by law, in the event of taxation of the debt represented by said Obligation of this Mortgage, or of the

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Mortgagee by reason of its ownership thereof, by any public authority, the Mortgagor/s shall pay such taxes or compensate the Mortgagee to the extent of its payment thereof, not less than thirty days before that payment is due, and upon the failure of the Mortgagor/s to do so, the Mortgagee may pay the said taxes, advancing the amount thereof for the Mortgagor/s; and any sum or sums so advanced shall be added to the principal debt and shall bear interest at the maximum contract rate, from the date of payment and shall be secured by this mortgage: and after any such advances are made, all payments whatsoever to the Mortgagee, by the Mortgagor/s shall be applied exclusively first to interest on said advances and then to the principal thereof until the same is paid in full and no such advances shall be construed as a waiver of the right of the Mortgagee to enter judgement on said obligation or to foreclose upon his Mortgage because of any default. It is also agreed that, if any sum or sums of money shall become payable under the aforesaid policies of insurance or by virtue of any condemnation or taking of the mortgaged premises for public use, the Mortgagee shall have the option to receive and apply the same on account of the obligation of the Mortgagor/s, or to release the same or any part thereof, for the purpose of rebuilding or repairing the damaged premises, or for other purposes, or release same to the Mortgagor without thereby waiving or impairing the obligation of the Mortgagor/s, or the lien of this mortgage securing the same. The Mortgagor hereby expressly assigns and transfers unto the Mortgagee all sums of money payable under such insurance claims or condemnation proceedings, and does hereby irrevocably nominate, constitute and appoint the Mortgagee to act for the Mortgagor as a true and lawful attorney with full power to settle or compromise and collect such claims, and to demand, receive and receipt for all monies becoming payable under such claims, and to assign all policies to any assignee of this Mortgage or to the purchaser at a foreclosure sale.

     Now This Indenture Witnesseth, That the said Mortgagor/s, as well for and in consideration of the aforesaid debt or principal sum of FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,500,000.00), and for the better securing the payment of the same, with interest, unto the said Mortgagee, its Successors and Assigns, in discharge of the further sum of One Dollar unto him/her/it/them in hand well and truly paid by the said Mortgagee, at and before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has/have granted, bargained, sold, aliened, enfeoffed, released and confirmed, and by these presents do/es grant, bargain, sell alien, enfeoff, release and confirm unto the said Mortgagee, its Successors and
Assigns:

SEE EXHIBIT "A" ATTACHED HERETO.


     Together with all and singular the buildings, streets, alleys, passages, ways, water, water-courses, rights, liberties, privileges, improvements, hereditaments, and appurtenances whatsoever, thereunto belonging, or in anywise appertaining, and the reversions and remainders, rents, issues and profits thereof; and also together with all heating, plumbing, cooking and lighting fixtures and equipment, screens, awnings and shades, oil furnaces, burners, radiators, cooling or air conditioning units or systems, all machinery, compressors, elevators, and motors, of every description, now or hereafter attached to or used in connection with the real estate or the operation of the plant, business or dwelling in the real estate hereinabove described.

     The Mortgagor/s, hereby assign/s and transfer/s unto the Mortgagee any and all rents issuing from the premises herein described, and authorize/s it, or its agent, at any time there is any default in the payment of the obligation secured hereby, or in the performance of any obligation or condition contained herein, or in the bond accompanying this mortgage, by force or otherwise, without any liability for so doing, to enter into, take possession of, rent, repair and operate said premises, and, after deducting all costs of collection and administration, to apply the balance of the rents received on account of the obligation of the Mortgagor/s. It is hereby further agreed that Mortgagee shall have the right to enter in and upon the premises mortgaged hereby at any reasonable hour for the purpose of inspecting the order, condition and repair of the building or buildings erected thereon. If the Mortgagee enters into possession, as provided herein, the Mortgagor/s specifically authorize/s the Mortgagee to rent the premises under such terms and conditions as it deems advisable including the right to have the term extend beyond the date the mortgage is satisfied.

     To Have and To Hold the said lot or piece of ground with the buildings and improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be with the appurtenances, unto the said Mortgagee, its Successors and Assigns, to and for the only proper use and behoof of the said Mortgagee, its Successors and Assigns forever, UNDER and SUBJECT as aforesaid.

     It is agreed that, in the event the premises covered by this mortgage, or any part thereof, shall be condemned and taken for public use under the power of eminent domain, the Mortgagee shall have the right to demand that all damages awarded for the taking of or damage to said premises shall be paid to the Mortgagee, up to the amount then unpaid on this mortgage, plus prepayment charges as hereinbefore set forth, and may be applied upon the payment or payments last payable hereon.

     Provided Always, nevertheless, that if the said Mortgagor/s do/es and shall well and truly pay, or cause to be paid, unto the said Mortgagee, the aforesaid debt or principal sum and interest thereon, and the aforesaid taxes, water and sewer rents and insurance premiums, in installments, and shall produce said receipts, on the days, at the times and in the amounts hereinbefore mentioned and appointed for payment of the same, and shall keep the building or buildings herein mentioned insured and repaired as aforesaid, without any fraud or further delay, and without any deduction, defalcation or abatement to be made of anything herein mentioned to be paid or done, and if no new building shall be erected or improvements added to as aforesaid, without the prior written consent of the Mortgagee, and no execution process shall be issued or lien or encumbrance placed against the premises mortgaged hereby and no sale or transfer of title or ownership of the stock of the corporation holding title thereof be made without the written consent of the Mortgagee as aforesaid, and if Mortgagor/s or their successors in title to the mortgaged premises do not fail to furnish to Mortgagee or any assignee of Mortgage, proposed by Mortgagee, a Declaration of No Set-Off within ten days after written request for such instrument is made then and from thenceforth, as well this present Indenture, and the estate hereby granted, as the said recited obligation shall cease, determine and become void, anything hereinbefore contained to the contrary notwithstanding.

     Provided, however, and as it is further agreed in the obligation of the Mortgagor/s, that it shall and may be lawful for the Mortgagee, when and as soon as the principal debt or sum hereby secured shall become due and payable as aforesaid, or if at any time defaults shall be made in the payment of any monthly installment of interest, principal, taxes, water and sewer rents or insurance premiums for the space of one month after any payment thereof shall fall due, or in the production to the Mortgagee of receipts for the payment of taxes, water and sewer rents and all other claims or charges assessed or levied or filed against the mortgaged premises during the preceding two months, or in the keeping of all buildings now or hereafter erected on said premises and all equipment owned by Mortgagor and attached to or used in connection with the same insured with insurers approved by the Mortgagee against loss or damage by fire with extended coverage and against war damage or other hazard for the benefit of the Mortgagee, in such amounts as my be required from time to time by the Mortgagee, or in the keeping and maintaining of said building or buildings in such good order and repair as may be required from time to time by the Mortgagee, or if a new building shall be erected, or an improvement be added to the said premises without the prior written consent of the Mortgagee, or if any execution process shall be issued or any lien or incumbrance placed or suffered to be placed against the said mortgaged premises, or if there be a transfer of title to the said premises other than by operation of law without the written consent of the Mortgagee, or if Mortgagor/s or their successors in title to the mortgaged premises fail to furnish to Mortgagee or any assignee of Mortgage, proposed by Mortgagee, a Declaration of No Set-Off within ten days after written request for such instrument is made, or if there be a default in any other term or condition of the said obligation or of this mortgage, or if the Mortgagee by reason of a default be required to refer the obligation to an attorney for collection or for the filing of a claim in Bankruptcy, to sue out forthwith a writ or writs of Scire Facias upon this Indenture of Mortgage, or to issue its complaint in action of mortgage foreclosure, and to proceed thereon to judgement and execution for the recovery of the whole of said principal debt, or so much thereof as shall then remain unpaid, and interest on all unpaid balances of principal at the rate hereinabove set forth, together with all costs of suit, all monies expended by the Mortgagee in the payment of taxes, water and sewer rents, claims, liens, or charges and in effecting insurance or repair and in making future advances, and interest on said expenditures at the rate set forth in Rider and a reasonable attorney's fee of five per cent (5%) of the aggregate amount thereof, but not less than one hundred dollars, for collection, without further stay, any law, usage, or custom to the contrary notwithstanding. It is agreed that the Mortgagor/s waive/s exemption, inquisition, and condemnation, and waive/s and relinquish/es all rights and benefits of any and all Acts passed or to be passed exempting from Civil Process persons in the Military or Naval Service of this State of the United States or granting stay of execution, to the same, this waiver to be effective only to the extent that the said Acts do not expressly prohibit it.

     It is agreed that any failure by Mortgagee to exercise any rights, privileges or options shall not constitute a waiver of its right to exercise the same at any other time.

     It is hereby agreed that the word "Mortgagor/s" includes the singular as well as the plural and the waivers, releases, obligations, responsibilities and liabilities of said Mortgagor/s shall extend to and be binding upon his, her, its, or their heirs, executors, administrators, successors and assigns. It is further agreed that the word "Mortgagee" and the rights, demands, actions, grants, estates, claims, options and privileges granted unto the Mortgagee shall extend to and include its Successors and Assigns.

     If this mortgage debt is, or is intended to be insured or guaranteed by the Veterans Administration pursuant to the provisions of the Servicemen's Readjustment Act of 1944, as amended or supplemented, then the terms hereof are made subject to and shall be modified by the Regulations of the Veterans Administration as amended from time to time. If the Certificate of Guaranty by that Administration is not delivered to the Mortgagee within thirty days after requested, or if it is impaired, lost or rendered ineffective for any reason, either wholly or in part, at any time during the term hereof, the balance of the principal debt and all unpaid interest thereon shall, at the option of the Mortgagee, become due and payable forthwith and the Mortgagee may proceed for the collection thereof as elsewhere provided herein.

     In Witness Whereof, the said Mortgagor/s, to these presents has/have hereunto caused to set its/his/her/their hand/s and seal/s. Dated the day and year first above written.

RIDER IS ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE.

HAZARDOUS MATERIAL RIDER IS ATTACHED HERETO AND INCORPORATED
HEREIN BY REFERENCE.



               MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE
               LIMITED PARTNERSHIP
               BY: MARK CENTERS TRUST, A MARYLAND BUSINESS
                   TRUST, ITS GENERAL PARTNER

               BY: /s/ Joshua Kane
                       Joshua Kane - Senior Vice President

               ATTEST: /s/ Steven M. Pomerantz
                           Steven M. Pomerantz - Asst. Secretary

                        RIDER               LOAN NO. C-1483

TO THAT CERTAIN MORTGAGE DATED THE 18TH DAY OF SEPTEMBER, 1997, EXECUTED BY MARK CENTERS LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP IN THE PRINCIPAL AMOUNT OF $5,500,000 FOR THE BENEFIT OF FIRSTRUST SAVINGS BANK COVERING THE PREMISES KNOWN AS MARK PLAZA, ROUTE 11, EDWARDSVILLE BOROUGH, LUZERNE COUNTY, PA 18704 AS MORE FULLY DESCRIBED IN THE AFORESAID MORTGAGE. A DEFAULT UNDER THE TERMS AND CONDITIONS OF THIS RIDER SHALL CONSTITUTE A DEFAULT UNDER THE TERMS AND CONDITIONS OF THE MORTGAGE TO WHICH IT IS ATTACHED.

1.   Amount of Loan:  $5,500,000.00.

2. Interest Rate: It is understood and agreed that interest shall be earned on this obligation at a variable rate equal to one (1%) percent per annum over the Firstrust Savings Bank
Commercial Reference Rate.

The term "Firstrust Savings Bank Commercial Reference Rate" or "Reference Rate" is hereby defined as the announced published or posted prime rate of Mellon Bank, N.A. The Mortgagor acknowledges and agrees that (i) such Reference Rate is a floating annual rate of interest and is used by Mortgagee as a reference base with respect to different interest rates charged to Mortgagors; and (ii) Mortgagee's determination and designation from time to time of the Reference Rate shall not in any way preclude Mortgagee from making loans to other Mortgagors at a rate which is higher or lower than or different from the Reference Rate. Firstrust Savings Bank's Commercial Reference Rate shall change automatically as of the opening of business on the effective date of each change in the prime rate of Mellon Bank N.A., which (unless otherwise designated) shall be the date of which Mellon Bank, N.A. announces the change in its prime rate. When Firstrust Savings Bank's Commercial Reference Rate changes on a day other than the first day of a calendar month, interest for the month in which such change or changes are made shall be calculated on a per diem basis that month. Interest is computed on the actual number of days elapsed that month. Interest is computed on the actual number of days elapsed over 360 days simple interest basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding. Interest at such variable rates shall be calculated and billed in arrears on the first day of each month for interest due to the last day of the prior month. In the event Mortgagee shall cease to publish or post its Reference Rate, Mortgagee shall determine another comparable index in its sole opinion.

3. Loan Term: This obligation shall mature and the entire amount advanced by Mortgagee will be due and payable on the date which is eighteen (18) months from the date hereof.

4.   Payments to Mortgagee:

     a.   Monthly Payments:

          (i) Interest Payment: Monthly payments of interest as calculated above shall commence on the first day of the second month (interest in arrears) following the closing of the loan and shall be due thereafter on the first day of each succeeding month for the remaining loan term; and

          (ii) Principal Payment: At such time as Redner's takes possession of their store and begins paying rent, or beginning on the first day of the thirteenth month, whichever occurs first, then Mortgagor will pay $10,000 per month toward principal as well as such interest provided above.

     b. Exit Fee: Should Mortgagor fail to obtain financing of the Property from Mortgagee pursuant to the provisions of Paragraph #15b whether or not Mortgagee is arbitrary or capricious in failing to make such loan, then Mortgagor shall pay Mortgagee an exit fee equal to the greater of 1% of the Loan Amount or $54,400 on the earlier of March 15, 1999 or the date of prepayment of this Loan. The provisions hereof shall also apply notwithstanding that Mortgagor may have repaid this Loan from cash on hand and without the necessity of any financing.

5.   Late Charge:   Throughout the life of the loan, payment not
received by the fifteenth (15th) of the month shall be considered in default from the beginning of the month and Firstrust shall be entitled to collect a late charge of 7% of such overdue payment to cover cost of collection.

6. Additional Interest Clause: Mortgagor agrees that on the date of maturity or sooner acceleration of this loan, Mortgagee may, at its option, increase the interest rate to 1.5% per month on the outstanding principal balance until this loan is repaid in full.

7. Prepayment Privilege: The loan may be prepaid at any time without penalty upon sixty (60) days prior written notice to Mortgagee.

8. Financing Statements: Security Agreements and Financing Statements covering all personal property on described premises will be executed this date and terms thereof are included herein by reference. The Mortgagor agrees to pay all costs of recording the financing statements as well as any continuation filings thereof.

9. Insurance: Mortgagor shall obtain and maintain insurance coverage, satisfactory to Mortgagee, on the real estate and personal property securing this loan. All insurance policies shall be issued by carriers with a Best's Insurance Reports policyholder's rating of A or better and a financial size category of Class XII or better and shall include a standard mortgagee clause (without contribution) in favor of and acceptable to Mortgagee. The initial policies shall be prepaid and delivered to Mortgagee prior to closing and all renewal policies shall be deposited with Mortgagee as evidence of such insurance. The policies shall provide for the following, and any other coverage that Mortgagee may from time to time deem necessary:

     (i) Fire and Extended Hazard Coverage: Fire and extended hazard coverage must be maintained by Mortgagor in a minimum amount of not less than the loan amount. If the policy is written on a CO-INSURANCE basis, the policy MUST contain an AGREED AMOUNT ENDORSEMENT as evidence that the coverage is in an amount sufficient to insure the full amount of the mortgage indebtedness;

     (ii) Public Liability Coverage: Public liability coverage must be maintained by Mortgagor with limits of not less than $1,000,000 for bodily injury or death to any one person, or for any one accident or occurrence, and $500,000 for property damage;

     (iii)Rent Loss or Business Interruption Coverage: Rent loss or business interruption coverage must be maintained by Mortgagor in a minimum amount of not less than the debt service payments for a minimum of twelve months;

     (iv) Flood Hazard Coverage: Flood hazard overage must be maintained by Mortgagor in a minimum amount of not less than the loan amount, if the property is located in a federally identified flood hazard area; and

     (v) Boiler Insurance: If applicable, boiler and pressure vessel (including pressure pipes), explosion insurance must be maintained by Mortgagor in an amount at least equal to the principal balance of Mortgagee's mortgage with deductible provisions not to exceed $1,000.00, in respect to all boilers and pressure vessels and pressure pipes which are or shall be installed on the subject premises.

ALL INSURANCE POLICIES DELIVERED TO MORTGAGEE PURSUANT TO THIS SUBPARAGRAPH MUST CONTAIN AN AGREEMENT BY THE INSURER(S) TO GIVE THE MORTGAGEE TEN (10) BUSINESS DAYS PRIOR WRITTEN NOTICE OF ANY MATERIAL CHANGE IN THE POLICIES AND/OR THE INTENTION OF THE INSURER(S) TO CANCEL THE POLICIES.

10. Inspection of Premises: The Mortgagee or its representative(s) shall have the right at any time to inspect the physical condition of the mortgaged premises and the improvements thereon.

11. Inspection of Books & Records: The Mortgagor will maintain full and correct books and records showing in detail the earnings and expenses of the mortgaged premises. Mortgagor will permit the Mortgagee or its representative(s) to examine said books and records and all supporting vouchers and data at any time and from time to time, upon request by the Mortgagee, at the Mortgagor's place of business.

12. Property Re-Appraisal: At Mortgagee's expense, Mortgagee may order a re-appraisal of the property with prior notice to Mortgagor. Mortgagor will provide current rent rolls, operating statements, access to leases and inspection of the property for the appraiser and their representatives.

13.  Furnishment of Financial Statements by Both Mortgagor and
Guarantors: The Mortgagor shall furnish to the Mortgagee without demand, within ninety (90) days of the closing of each calendar year, annual balance sheets and profit and loss statements for the prior year. Such statements shall be in such detail as Mortgagee shall reasonably require and, where appropriate, shall contain cash flow projections as related to the payment of the mortgage loan for the upcoming year. In addition to the yearly statements, at any time and from time to time, Mortgagee may request a statement from the Mortgagor showing in detail all such earnings and expenses since the last such statement verified and certified by the party as true and correct.

14. Prohibition Against Transfer of Ownership in the Premises or the Sale of Any Stock or Any Partnership Interest: Mortgagor agrees that in the event that Mortgagor, without the prior written consent of Mortgagee, shall sell, convey, or alienate the mortgage premises or any part thereof, or any interest therein, whether by way of stock transfers or sales of partnership interests, or Mortgagor or any partner shall be divested of his title or any interest therein, in any manner or way, whether voluntary or involuntary, the entire balance of the indebtedness shall be or become immediately due and payable at the option of the Mortgagee, as well as an acceleration charge equivalent to the highest prepayment charge payable hereunder. Nothing herein contained shall in any way limit Mortgagor's ability to issue Operating Partnership Units in Mortgagor or the ability of partners of Mortgagor to transfer Operating Partnership Units in Mortgagor.

15.  Prohibition Against Additional Financing:

     (a) Mortgagor agrees that no additional financing of any type shall be arranged by or for the Mortgagor with the effect of further encumbering the subject property without the Mortgagee's consent. In the event any lien or encumbrance is recorded against the premises without Mortgagee's consent, Mortgagee may, at its option, accelerate the debt.

     (b) Mortgagor agrees to seek permanent mortgage financing for the subject property from Mortgagee no earlier than February 1, 1998, at such rates and terms as may be mutually agreeable to both parties. Notwithstanding the foregoing, Mortgagor hereby agrees that Mortgagee is also granted a right of first refusal with respect to any and all financings of the Premises at the expiration of the Loan Term whether in the form of permanent end loan financing or otherwise. Mortgagor acknowledges, however, that Mortgagee is under no obligation to make any additional loans with respect to the project. Mortgagor herein confirms its obligation to make payment of the Exit Fee provided in Paragraph #4(b) above.

16.  Management:

     a. Responsible Management - Change of Control: Mortgagor acknowledges that Mortgagee has been induced into entering into this loan primarily upon Mortgagor's representation that Mortgagor would offer professional management of the property with the objective of maintaining and preserving the physical property. Therefore, on the date hereof, Mark Centers Trust must assume the responsibility of managing the premises in a responsible manner so as to maximize cash flow while maintaining the property. In the event of any change in management out of the control of the Mortgagor, whether by reason of death, resignation, protracted illness, change of ownership or of employment or management policies, or for any other reason, Mortgagor shall give prompt written notice thereof to Mortgagee, and Mortgagor agrees that Mortgagor will thereafter continuously maintain the centers consistent with good industry practice for shopping centers comparable to the Premises.

     b. Good Industry Practice: Notwithstanding anything to the contrary heretofore stated, Mortgagor agrees to manage the premises consistent with good industry practice and as such shall use its best efforts to:

          (i) Screen all rental applicants in accordance with good management practices;

          (ii) Fully lease the building with responsible tenants;

          (iii)Properly collect the rents therefrom;

          (iv) Take prompt action on delinquent tenants;

          (v)  Promptly pay operating expenses when due;

          (vi) Maintain the exterior and interior appearances of the premises; and

          (vii)Repair and replace work and damaged property in an expeditious manner.

     c. Physical Inspection: Mortgagor further agrees that Mortgagee may at any time cause a physical inspection of the premises to be made by an appraiser or real estate manager chosen by Mortgagee so as to determine the nature and estimated cost of the maintenance required for the premises and which has not been performed.

     d. Failure to Manage - Default: In the event that Mortgagor shall fail to operate the premises in a manner consistent with Paragraph 16(b) above, then such failure shall constitute a default under the terms of the mortgage except that Mortgagor shall be given thirty (30) days after notice and demand by Mortgagee to revise its management practices.

     e. Failure to Maintain - Default: In the event that Mortgagor shall fail to perform such maintenance to be required within thirty (30) days after notice and demand by Mortgagee that Mortgagor restore or repair said buildings, improvements, fixtures, or articles of personal property, as specified in such notice and demand, then such failure shall constitute a default under the terms of the mortgage.

17. Mortgagee Not Partner: Nothing herein contained shall constitute Mortgagee a Partner or Joint Venturer with Mortgagor.

18. Future Advance Clause: It is understood and agreed by and between the parties of the first and second parts that the consideration for the Mortgage is present and future advances of funds to the Mortgagors, parties of the first part, by the Mortgagee, party of the second part, in accordance with the terms and conditions of a Construction and/or Development Loan Agreement executed by and between the parties concurrently herewith and it is understood and agreed by and between the parties of the first and second parts hereto that the within Mortgage is to secure future advance of funds for the construction of a 52,825 square foot one-story super market to be leased by Redner's and to complete miscellaneous improvements to the balance of Mark Plaza which is located on Route #11, Edwardsville Borough, Luzerne County, PA the lien of which advances shall relate back to the date of the within Mortgage.

19. Notice and Grace Period: Mortgagor is granted a one time only fifteen (15) day advance written notice of monetary defaults and a thirty (30) day advance written notice of non-monetary default with an extended cure right for any non-monetary default that cannot be cured within thirty (30) days.

20. Restoration. If the cost of restoring the damage to the Mortgaged Property, as determined by Mortgagee, does not exceed the amount of the Loan allocable to such Mortgaged Property, and if Mortgagor is not then in default under this Mortgage or the Loan Documents, mortgagee shall agree to permit such insurance proceeds to be used to reimburse Mortgagor for the cost of rebuilding the Improvements in accordance with all applicable laws. Mortgagor agrees to promptly commence the rebuilding of the Improvements in a manner as to be of at least equal value and quality and substantially the same character as the Improvements were prior to such damage or destruction, and Mortgagor shall diligently complete such rebuilding as promptly as possible.
Such proceeds shall be made available, from time to time, upon Mortgagee being furnished with satisfactory evidence of the estimated cost of completion thereof and with such architect's certificates, waivers of lien, contractor's certifications and other evidence of cost of payments as Mortgagee may reasonably require and upon Mortgagor being otherwise in compliance with the provisions of the Loan Documents. If the estimated cost of the work exceeds ten (10%) percent of the original principal amount of the Note, Mortgagee shall also be furnished for its approval all plans and specifications and all construction contracts for such rebuilding prior to commencement of the rebuilding or restoration. All payments made prior to final completion of the work shall be subject to customary conditions for disbursing construction loans as determined by Mortgagee. The undisbursed balance of insurance proceeds shall at all times be sufficient to pay for the cost of completion of the Improvements free and clear of liens and if such proceeds are insufficient, Mortgagor shall deposit the amount of such deficiency with Mortgagee prior to the disbursement of any insurance proceeds.

21.  Contest.

If Mortgagor is not in default under the Loan Documents, Mortgagor may, in good faith and with reasonable diligence, contest the validity or enforcement of any Law with respect to the Mortgaged Property, provided that:

     (i) such contest shall have the effect of preventing the enforcement of any such Laws so contested and the levying of any fine on Mortgagor or against the Mortgaged property;

     (ii) Mortgagor has notified Mortgagee in writing of the intention of Mortgagor to contest the same within ten (10) days after Mortgagor learns of the assertion that such Laws are being violated;

     (iii)such contest will prevent Mortgagor and Mortgagee from being guilty of any crime by reason of non-compliance;

     (iv) the failure to comply with such Laws does not prevent the use and occupancy of the Mortgaged Property for its intended use;

     (v) Mortgagor has deposited with Mortgagee, at such place as Mortgagee may from time to time in writing designate (and in the absence of such appointment, then at the place of payment designated in the Note), a sum of money or other cash equivalent security acceptable to Mortgagee that is sufficient, in Mortgagee's reasonable judgment, to pay in full the cost of complying with such Laws and all penalties that might become due thereof; and

     (vi) Mortgagor prosecutes such contest with diligence and keeps Mortgagee informed of the status of the contest.


                              MARK CENTERS LIMITED PARTNERSHIP
                              a Delaware Limited Partnership

                         By:  MARK CENTERS TRUST,
                              a Maryland Business Trust,
                              its General Partner

                         By:  /s/ Joshua Kane
                              Senior Vice President and CFO

                    Attest:   /s/ Steven M. Pomerantz
                              Assistant Secretary

                                        LOAN NO. C-1483
               HAZARDOUS MATERIAL RIDER

     Mortgagor shall keep and maintain the Mortgaged Property in compliance with, and shall not cause or permit the Property to be in violation of any federal, state or local laws, regulations, guidelines, codes and ordinances relating to zoning, land use, health, asbestos usage, industrial hygiene or environmental conditions in, on, under or surrounding the Mortgaged Property including, but not limited to, soil and ground water conditions.

     Mortgagor represents and warrants that to the knowledge of Mortgagor it has not used, generated, manufactured, stored, released or disposed of in, on, under or surrounding the Mortgaged Property or transport to or from the Mortgaged Property any flammable explosives, radioactive materials, asbestos, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "asbestos" or "asbestos product", "radon" or "radon gas", "hazardous substances", "hazardous wastes", "hazardous materials", "wastes", "solid waste", "contaminant", or "toxic substances" under any applicable federal, state or local laws, regulations, guidelines, codes and ordinances (collectively referred to hereinafter as "Hazardous Materials") in any manner which violates any such law, regulation, guideline, code or ordinance. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, no Hazardous Materials (except for asbestos; if any), have been used in the construction of the Mortgaged Property, or generated, stored, buried, handled, released or disposed of on, in, under or surrounding the Mortgaged Property, or a location that will adversely affect the Mortgaged Property in any manner which violates any such law, regulation, guideline, code or ordinance, and there are no facts, conditions or circumstances which, to the Mortgagor's knowledge, could result in any investigation or inquiry by any federal, state or local governmental authority with regard to the foregoing. Mortgagor further warrants, covenants and agrees not to allow the Mortgaged Property to be used as a site for generating, manufacturing, storing, releasing or disposing of Hazardous Materials (without the prior written consent of Mortgagee and unless all required permits, bonds and insurance have been obtained and are maintained). Mortgagor further warrants, covenants and agrees to provide Mortgagee with prompt written notice of (1) any proposed or actual investigation or inquiry of Mortgagor or the Mortgaged Property with regard to Hazardous Materials by any federal, state or local governmental authority, (2) Mortgagor's obtaining knowledge of any discovery of or release of any Hazardous Material in, on, under or from the Mortgaged Property or any other site owned, occupied, or operated by Mortgagor or by any person for whose conduct Mortgagor is responsible or whose liability may result in a lien on the Mortgaged Property, (3) Mortgagor's receipt of any notice to such effect regarding (1) or (2) or notice to obtain a permit from any federal, state or local governmental authority, and (4) Mortgagor's obtaining knowledge of the incurring of any expense or loss by such governmental authority in connection with the assessment, containment or removal of any Hazardous Materials for which expense or loss Mortgagor may be liable and for which expense a lien may be imposed on the Mortgaged Property. Mortgagor warrants, covenants and agrees at all times to comply fully and in a timely manner with, and to cause all employees, agents, contractors and subcontractors of Mortgagor to so comply with, all applicable federal, state and local laws, regulations, guidelines, codes and ordinances regarding any Hazardous Materials. When requested, Mortgagor shall provide Mortgagee access to or copies of all logs or other evidences of removal of Hazardous Materials. Mortgagor warrants, covenants and agrees to indemnify and hold Mortgagee Harmless from and against, and immediately pay, any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgements, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to expenses and attorney's fees and legal assistant's fees including such fees and expenses in any appellate proceeding), arising directly or indirectly, in whole or in part, from any past, present or future failure of Mortgagor, its employees, agents, contractors, subcontractors or other such persons, to comply with any of such laws, regulations, guidelines, codes or ordinances or the provisions of this Paragraph.

     In the event that Mortgagee incurs any losses, damages, claims costs, fees, penalties, charges, assessments, taxes, fines or expenses, including reasonable attorney's fees and legal assistants' fees, in connection with cleaning up, removing, disposal of or otherwise eliminating any Hazardous Materials from the Mortgaged Property, such losses, damages, claims, costs, fees, penalties, charges, assessments, taxes, fines or expenses, including reasonable attorneys' fees and legal assistants' fees, shall constitute remedial advances by Mortgagee as provided hereinabove. The provisions of this paragraph will survive the foreclosure of the Mortgage or any deed in lieu of foreclosure delivered to Mortgagee by Mortgagor.



                    MARK CENTERS LIMITED PARTNERSHIP,
                    A DELAWARE LIMITED PARTNERSHIP

                    BY: MARK CENTERS TRUST, A MARYLAND
                        BUSINESS TRUST, ITS GENERAL PARTNER

                    BY: /s/ Joshua Kane
                        Joshua Kane, Senior Vice President

                    ATTEST: /s/ Steven M. Pomerantz
                             Steven M. Pomerantz, Asst. Secretary